Exhibit 10.1.5

                    , 2005

Oracle Healthcare Acquisition Corp.

200 Greenwich Avenue, 3rd Floor

Greenwich, CT 06830

CRT Capital Group LLC

262 Harbor Drive

Stamford, CT 06902

Re:          Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Oracle Healthcare Acquisition Corp., a Delaware corporation (the “Company”), and CRT Capital Group LLC (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (the “Warrants”).  Certain capitalized terms used herein are defined in paragraph 10 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows:

1.             If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock, including Insider Shares and IPO Shares, owned by him in accordance with the majority of the votes cast by the Public Stockholders.

2.             In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO or 24 months under the circumstances described in the prospectus relating to the IPO (the first to occur of such dates, the “Transaction Failure Date”), the undersigned will take all reasonable actions within his power to (i) cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares as soon as practicable but in no event later than 60 (sixty) calendar days after the Transaction Failure Date and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”).  The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Fund as a result of such distribution, or to any other amounts distributed in connection with a liquidating distribution of the Company with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.  The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Fund, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of such person’s Insider Shares.

3.             In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire or acquire control of (through merger, capital stock exchange, asset acquisition, stock purchase or other business combination), an operating business in the health care industry, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any fiduciary or contractual obligation of the undersigned arising from a fiduciary or contractual relationship established prior to the undersigned’s fiduciary relationship with the Company.

4.             The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders or their respective affiliates unless the Company obtains an opinion from an independent investment banking firm that the business combination is fair to the Company’s stockholders from a financial perspective.

5.             Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination, provided that commencing on the effective date of the IPO, Oracle Investment Management, Inc. (“Related Party”) shall be allowed to charge the Company $7,500 per month to compensate it for the Company’s use of Related Party’s offices, utilities and personnel.  The undersigned shall also be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.             Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, or accept, a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

7.             The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with an escrow agent acceptable to the Company.

8.             The undersigned’s questionnaires furnished to the Company and the Underwriter and attached hereto as Exhibit A are true and accurate in all respects.  The undersigned represents and warrants that:

(a)           the undersigned is not subject to or a respondent in any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)           the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

The undersigned understands that the Underwriter may conduct a background check with respect to the undersigned, and hereby authorizes any employer, financial institution or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned’s background and finances (“Information”).  Neither the Underwriter nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information or in otherwise performing a background check, and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9.             The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

10.           As used herein, (i) a “Business Combination” shall mean the initial acquisition by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination transaction of an operating business in the healthcare industry selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider immediately prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Public Stockholders” shall mean the holders of IPO Shares, excluding the Insiders which are holders of IPO Shares, if any; and (vi) “Trust Fund” shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, between the Company and Continental Stock Transfer & Trust Company.

The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.  Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns.  This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination, and provided further that Section 3 of this agreement shall survive a termination pursuant to clause (ii).

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

JDL OHAC LLC

By:
Name: Joel D. Liffmann
Title: Managing Member

Accepted and agreed:

Oracle Healthcare Acquisition Corp.

By:
Name: Mark A. Radzik
Title: Chief Financial Officer and Secretary

CRT Capital Group LLC

By:
Name:
Title: